Exhibit 99.1

Horsehead Enters Into Option Agreement With Shell

PITTSBURGH--(BUSINESS WIRE)--March 15, 2012--Horsehead Corporation, a leading U.S. producer of specialty zinc and zinc-based products, and a wholly-owned subsidiary of Horsehead Holding Corp. (Nasdaq:ZINC), today announced that it has entered into an agreement granting Shell Chemical LP an option to purchase the site of its current zinc production operations located near Monaca, PA, to evaluate it for a potential petrochemical complex.

“We are moving our zinc production operations to our new plant which is under construction in North Carolina and expected to startup during the third quarter of 2013,” said Jim Hensler, Horsehead President & CEO. Hensler added, “We believe this option provides the best value proposition for Horsehead among the several alternatives we are considering for this site.” The option, if exercised, would require Horsehead to vacate its Monaca site by April 30, 2014.

About Horsehead

Horsehead Holding Corp. (“Horsehead”) (Nasdaq: ZINC) is the parent company of Horsehead Corporation, a leading U.S. producer of specialty zinc and zinc-based products and a leading recycler of electric arc furnace dust; The International Metals Reclamation Company (“INMETCO”), a leading recycler of metals-bearing wastes and a leading processor of nickel-cadmium (NiCd) batteries in North America; and Zochem Inc., a zinc oxide producer located in Brampton, Ontario. Horsehead, headquartered in Pittsburgh, Pa., employs approximately 1,150 people and has eight facilities throughout the U.S. and Canada. Visit www.horsehead.net for more information.

Cautionary Statement about Forward-Looking Statements

This press release contains forward-looking statements, including statements about business outlook, proposed initiatives and strategy, growth targets and statements about historical results that may suggest trends for our business. These statements are based on assumptions, estimates and information available to us at the time of this press release and are not guarantees of future performance. There may be several factors that may cause our actual results to differ materially from the forward-looking statements, including, among others, the impact of future market conditions on our results of operations, our future operating costs and production levels and our expansion plans and initiatives, our ability to achieve the benefits we expect to achieve from the Zochem acquisition and the cost savings and other benefits we expect to achieve from our new zinc plant once fully operational, the ultimate cost to construct the new plant and our ability to secure any additional required financing for it on acceptable terms or at all, our ability to obtain environmental and regulatory permits and approvals, and the success and timing of our expansion plans and initiatives and their impact on our future capabilities, capacity and production costs. Our actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them does, what impact they will have on our results of operations and financial condition. You should carefully read the factors described in the “Risk Factors” section of our filings with the Securities and Exchange Commission for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update this earnings release to reflect events or circumstances after the date hereof.

CONTACT:
Horsehead Corporation
Ali Alavi, Senior Vice President, 724-773-2212